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                                                                    EXHIBIT 10.8

                                   AGREEMENT

     THIS AGREEMENT ("Agreement") dated effective as of March 20, 1998, by and among SPECIALTY CARE NETWORK, INC. a Delaware corporation ("SCN"), and LESLIE
S. MATTHEWS, M.D. ("Matthews"), a resident of the State of Maryland. SCN and Matthews are referred to herein in the singular as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:

     WHEREAS, SCN believes it to be in its best interest to have a member of the SCN Board of Directors (the "Board") serve as a physician liaison (the "Physician Liaison") between SCN and the physicians and medical practices affiliated with SCN through Service Agreements ("SCN Affiliates");

     WHEREAS, Matthews currently serves on the Board;

     WHEREAS, SCN desires to engage Matthews to serve as the Physician Liaison;

     WHEREAS, Matthews desires to accept such position;

     WHEREAS, SCN and Matthews are parties to that certain Service Agreement by and among SCN, Greater Chesapeake Orthopaedic Associates, L.L.C. ("GCOA") and the Physician Owners (as defined therein) of GCOA, dated as November 12, 1996 (the "Service Agreement");

     WHEREAS, in consideration for Matthews serving as the Physician Liaison SCN agrees to modify certain of Matthews Obligations under the Service Agreement;

     WHEREAS, in consideration for Matthews serving as the Physician Liaison SCN shall grant certain options to acquire SCN common stock; and

     WHEREAS, the Parties desire to set forth their agreement in writing.

     NOW, THEREFORE, for and in consideration of the premises above, the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the Parties as follows:


                                   ARTICLE I
                                  DEFINITIONS

     I.1 Unless otherwise defined herein, any capitalized term contained in this Agreement shall have the meaning as defined in the Service Agreement.
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                                   ARTICLE II
                            AGREEMENT OF THE PARTIES

     II.1 Appointment. SCN hereby appoints Matthews as the Physician Liaison and Matthews hereby accepts such appointment by SCN effective March 1, 1998 ("the Effective Date") upon and subject to the terms and conditions more specifically set forth herein.

     II.2 Duties of Matthews. Matthews' duties shall include, but shall not be limited to, (i) fostering goodwill and good relations between SCN and the SCN Affiliates, (ii) serving as a primary Board contact for such SCN Affiliates, (iii) providing the Board with periodic reports on the foregoing, and (iv) any other such duties and responsibilities as are reasonably from time to time by the Parties. Matthews shall devote his attention to the duties herein described for approximately fifteen (15) hours per week.

     II.3 Compensation. In consideration of Matthews' performance of his duties under this Agreement, SCN shall compensate Matthews as follows:

               (a) SCN shall grant to Matthews the option to purchase 45,000 shares of $.001 par value SCN common stock (the "Options") at the price determined by the Compensation Committee of the Board (the "Compensation Committee") at its March, 1998 meeting ($_____ per share). The terms and conditions of the Options, including those relating to vesting and exercisability, shall be determined by the Compensation Committee.

               (b) SCN shall adjust the amounts owed by GCOA to SCN as a Base Service Fee under the Service Agreement by subtracting from the Base Service Fee the amount of the Base Service Fee allocable to Matthews for any given month. As of the Effective Date of this Agreement, the Base Service Agreement applicable to Matthews is equal to thirty-two percent (32%) of Practice Net Revenue associated with Matthews' individual practice. In addition, Matthews shall be under no obligation to make up any deficit to SCN in the vent that thirty-two percent (32%) of the Practice Net Revenue produced by Matthews is less than Matthews' allocable share of the Base Service Fee as originally set forth in the Service Agreement. The Parties acknowledge and agree that all allocations required under this SECTION 2.3(b) shall be made on a basis consistent with the allocation principles applied by GCOA in entering into the Service Agreement.


                                  ARTICLE III
                              TERM AND TERMINATION

     III.1 Term; Extension. The term of this Agreement will commence as of June 5, 1998, and shall terminate on November 30, 1999 (the "Initial Term"). Following the Initial Term, this Agreement shall automatically renew for additional one year periods, unless either Party gives notice to the other of such party's intention not to extend the term of this Agreement no later than sixty (60) days prior to the anniversary date on which such extension will occur.

     III.2 Termination without Cause. After the Initial Term of this Agreement, and provided the term of this Agreement has been extended pursuant to SECTION 2.4, either Party may terminate this Agreement without cause upon ninety (90) day's written notice to the other Party.


                                   ARTICLE IV
                               GENERAL PROVISIONS

     IV.1 Modification. This Agreement shall not be modified or amended except by a written document executed by both Parties to this Agreement.



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     IV.2      Notices. All notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given (i) when received if given in person, (ii) on the date of acknowledgement of receipt if sent by telex, facsimile or other wire transmission, (iii) one business day after being sent by overnight delivery service, or (iv) three days after being deposited in the United States mail, certified or registered mail, postage prepaid, addressed as follows:

     To SCN:             Specialty Care Network, Inc.
                         44 Union Boulevard
                         Suite 600
                         Lakewood, Colorado 80228
                         Attn: Kerry Hicks

     With copy to:       Baker, Donelson, Bearman & Caldwell
                         165 Madison Avenue
                         Suite 2000
                         Memphis, Tennessee 38103
                         Attn: David T. Popwell, Esq.

     To Matthews:        Greater Chesapeake Orthopaedic Associates, L.L.C.
                         3333 North Calvert Street
                         Suite 400
                         Baltimore, Maryland 21218
                         Attention: Leslie S. Matthews, M.D.

     With a copy to:     Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer
                         Reynolds & Chalk, L.L.P.
                         301 Commerce Street
                         3500 City Tower II
                         Fort Worth, Texas 76102-4186
                         Attention: John W. Michener, Jr., Esq.

or to such other address as either party shall notify the other.

     IV.3 Assignment Binding on Successors. This Agreement shall be binding upon the Parties hereto and their successors, assigns, heirs and beneficiaries.

     IV.4 Waiver Provisions. Any waiver of any terms and conditions hereof must be in writing and signed by the Parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

     IV.5 Governing Law. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Each of the Parties consents to the jurisdiction of any state or federal courts sitting in Denver, Colorado, and any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient form to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that may be required of any other party with respect thereto.


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     IV.6      Severability. The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the Parties.

     IV.7 Time Is Of The Essence. Time is hereby expressly declared to be of the essence in this Agreement.

     IV.8 Language Construction. The Parties have participated jointly in the negotiation drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

     IV.9 No obligation to Third-Parties. None of the obligations and duties of SCN or Matthews under this Agreement shall in any way or in any manner be deemed to create any obligation of SCN or of Matthews to, or any rights in, any person not a party to this Agreement.

     IV.10 Confidentiality Agreement. The Parties acknowledge and agree that the terms and conditions of this Agreement include confidential information. The Parties further agree not to disseminate or release to any third-party any information regarding any provision of this Agreement without the other Party's written approval; provided, however, the foregoing shall not apply if such Party is legally (compelled by subpoena or similar process) to make any disclosure that is prohibited by this Agreement. Upon the commencement of any action which would require the disclosure of the terms of this Agreement, the Party which is being compelled shall give the other Party written notice that it may seek an appropriate protective order or other remedy.

     IV.11 Entire Agreement. This Agreement constitutes the entire Agreement among the Parties with respect to the matters described herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                   SCN: SPECIALTY CARE NETWORK, INC.


                                   By:
                                      ---------------------------------------
                                   Title:
                                         ------------------------------------


                                   ------------------------------------------
                                   LESLIE S. MATTHEWS, M.D.



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